Exhibit 5

                                  November 20, 1995



          Kansas City Southern Industries, Inc.
          114 West 11th Street
          Kansas City, Missouri 64105

          Re: Registration Statement on Form S-8 for Kansas City Southern Industries, Inc.

          Ladies and Gentlemen:

                       We have acted as counsel to Kansas City Southern Industries, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the issuance and sale of up to 250,000 shares (the "Registered Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock"), in connection with the Employee Stock Purchase Plan (the "Plan"). We are rendering this opinion pursuant to Item 8 of Form S-8 and Item 601 of Regulation S-K promulgated by the Commission.

                       In connection with rendering this opinion, we have examined and relied without investigation upon the following:

          (a)          The Plan adopted by the Company's Board of
          Directors on February 18, 1977, as amended and restated on November 15, 1995;

          (b) The Registration Statement expected to be filed on November 21, 1995 and the related prospectus;

          (c) The Company's Certificate of Incorporation and Bylaws, as amended, and the minutes of the applicable Board of Director meeting; and

          (d) Such documents, certificates and records of public officials and the Company and its officers and other documents and legal matters as we have deemed necessary for the purpose of rendering this opinion.

                       Subject to the assumptions, qualifications and our examination as described herein, it is our opinion that the Registered Shares will, upon issuance and sale pursuant to the terms of the Plan, be validly issued, fully paid and nonassessable.

                       In rendering this Opinion, we have assumed without investigation that at the time of issuance of the Registered
          Shares:

          (1) The pertinent provisions of the Securities Act, all other securities laws and regulations, and such "blue-sky" securities laws as may be applicable (as to which no opinion is given herein) have been complied with;

          (2) There has been no change in the applicable law or the pertinent provisions of the Company's Certificate of Incorporation or Bylaws since the date of this Opinion;

          (3) There have been no changes in the number of Registered Shares, shares of Common Stock issued or shares of Common Stock reserved for issuance that causes the Registered Shares together with the shares theretofore issued to exceed the shares of Common Stock authorized in the Company's Certificate of Incorporation;

          (4)          The board of directors of the Company has taken the











          necessary actions to duly authorize the issuance of the Registered Shares;

          (5) The board of directors of the Company will have taken the necessary corporate action determining that the value of the consideration to be received for the issuance of the Registered Shares is at least equal to the par value of such shares, such consideration will have been actually received by the Company, and there is no actual fraud in the taking of such action.

          (6) The certificates or other records evidencing the Registered Shares and the ownership thereof are in proper form and have been duly and properly completed and properly executed;

          (7)          The Registered Shares have been duly delivered;

          (8) The Shares have been issued in accordance with the terms of the Plan, and all other terms and conditions of the Plan have been satisfied; and

          (9) All required filings with and reports to the Secretary of the State of Delaware and Delaware taxing authorities on behalf of the Company have been duly made on a timely basis, and neither the incorporation, corporate status or good standing of the Company has been revoked or rescinded.

                       This Opinion is subject to the following assumptions (in addition to the other assumptions set forth herein), exceptions, qualifications and limitations:

          (a) In our examination and in rendering this Opinion, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, that each document submitted to us for review is accurate and complete, that each such document that is an original is authentic, that each document that is a copy conforms to an authentic original, and that all signatures on the document are genuine.

          (b) We are admitted to the Bar of the State of Missouri, and we express no opinion as to the laws of any jurisdictions other than the general corporation law of the State of Delaware. Although we are not admitted to practice in Delaware, in rendering this Opinion, we have reviewed and relied without investigation upon the standard compilations of the laws thereof. In addition, our opinion is intended to address only the specific legal issues directly and explicitly referred to herein, and does not address, by implication or otherwise, any other matter or issue.

          (c) In rendering this Opinion, we have relied without investigation on the representations, warranties and covenants of the Company in the Plan and related prospectus, and we have assumed without investigation that such representations, warranties, covenants and agreements were accurate, complete and fair, and contained no omission of material facts, both on the date made and on and as of the date of this Opinion as though made on the date hereof, and that each of such parties has complied with, performed or satisfied such representations, warranties, covenants, and agreements on their part required to be complied with, performed or satisfied on or before the date hereof.

          (d) In rendering this Opinion, we have relied without investigation on the certificate of the Company.

                       Other than the addressee, who is hereby authorized to rely on this Opinion, no one is entitled to rely on this Opinion.

                       This Opinion is based on applicable law and our understanding of factual matters at the date hereof, and we disclaim any obligation to revise or supplement this Opinion based upon any change in applicable law or any factual matter that occurs or comes to our attention after the date hereof.

                       We hereby consent to the filing of this Opinion as an exhibit to and to being named in the Registration Statement or the related prospectus. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                       Very truly yours,

                       /S/ WATSON & MARSHALL L.C.